THE BANK OF NEW YORK
NEW YORKS FIRST BANK -
FOUNDED 1784 BY
ALEXANDER HAMILTON

101 BARCLAY STREET, NEW
YORK, N.Y. 10286
AMERICAN DEPOSITARY RECEIPTS

February 4, 2005

SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing one Ordinary
Shares of Afrikander Lease
Limited

(File No. 333-104570)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the
change in the number of ordinary shares
represented by one American
Depositary Share (the Ratio) and the
name to Aflease Gold and uranium
Resources Limited.

Pursuant to Section III B of the General
Instructions to the Form F-6
Registration Statement, the Prospectus
consists of the ADR certificate for
Afrikander Lease Limited and with the
revised name change for Afrikander
Lease Limited.

The Prospectus has been revised to
reflect the new Name from Afrikander
Lease Limited to Aflease Gold and
Uranium Resources Limited and the
Ratio, and has been overstamped with:

 EFFECTIVE February 7, 2005,
AFRIKANDER LEASE
LIMITED HAS CHANGED ITS
NAME TO AFLEASE GOLD
AND URANIUM RESOURCES
LIMITED AS WELL AS ITS
AMERICAN DEPOSITARY
SHARE (ADS) RATIO
CHANGED FROM 1:1 (ONE ADS
EQUALING ONE ORDINARY
SHARES) TO 1:10 (ONE ADS
EQUALING TEN ORDINARY
SHARE).


Please contact me with any questions or
comments at 212 815-8223

/s/ Agness Moskovits
Agness Moskovits
Assistant Treasurer
The Bank of New York - ADR
Division

Encl.



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